UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2006

PERCEPTRON, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI		48170-2461
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 20, 2006, Perceptron, Inc. (the “Company”) and Comerica Bank, entered into the Seventh Amendment to the Credit Agreement (as amended, the “Credit Agreement”). The Credit Agreement was entered into on October 24, 2002, and was amended by the following: (i) First Amendment dated as of May 20, 2003; (ii) Second Amendment dated as of November 10, 2003; (iii) Third Amendment dated as of August 23, 2004; (iv) Fourth Amendment dated as of December 29, 2004; (v) Fifth Amendment dated as of October 19, 2005; (vi) Sixth Amendment dated as of November 6, 2006; and (vii) Seventh Amendment dated as of November 20, 2006. The Seventh Amendment permits the Company to repurchase up to $5.0 million of its common stock through August 31, 2007. All other material terms of the Credit Agreement remain in full force and effect, without waiver or modification. The foregoing is qualified in its entirety by reference to the Seventh Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 21, 2006, the Company announced that John J. Garber, Vice President and Chief Financial Officer, has expressed his desire to retire effective January 19, 2007.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

C.        Exhibits.

            Exhibit No. Description

10.1	Seventh Amendment to Credit Agreement, dated June 24, 2002 between Perceptron, Inc. and Comerica Bank

99.1	Press Release dated December 21, 2006 announcing the retirement effective January 19, 2007 of John J. Garber as the Company’s Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
Registrant)

Date: December 21, 2006	/s/ David W. Geiss
By: David W. Geiss
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Seventh Amendment to Credit Agreement, dated June 24, 2002 between Perceptron, Inc. and Comerica Bank

99.1	Press Release dated December 21, 2006 announcing the retirement effective January 19, 2007 of John J. Garber as the Company’s Vice President and Chief Financial Officer